UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 1, 2002 (October 28, 2002)

O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3038 Sidco Drive, Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 256-8500

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBITS
EX-2.1 ASSET PURCHASE AGREEMENT
EX-2.2 MERGER AGREEMENT
EX-99.1 PRESS RELEASE
EX-99.2 PRESS RELEASE

Item 5. Other Events

     O’Charley’s Inc., a Tennessee corporation (the “Company”), has entered into definitive agreements to acquire the business of Woburn, Massachusetts-based Ninety Nine Restaurant & Pub. Ninety Nine Restaurant & Pub has 74 locations in Massachusetts, New Hampshire, Rhode Island, Maine, Vermont and Connecticut.

     On October 28, 2002, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, 99 Boston, Inc., a Massachusetts corporation (“99 Boston”), 99 Boston of Vermont, Inc., a Vermont corporation (“99 Vermont”), Doe Family II, LLC, a Massachusetts limited liability company (“LLC”), and each of William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. Pursuant to the Asset Purchase Agreement, the Company will acquire substantially all of the assets of 99 Boston, 99 Vermont and LLC.

     On October 28, 2002, the Company also entered into a Merger Agreement (the “Merger Agreement” and collectively with the Asset Purchase Agreement, the “Agreements”) by and among the Company, Volunteer Acquisition Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company (“Merger Sub”), 99 West, Inc., a Massachusetts corporation (“99 West” and collectively with 99 Boston, 99 Vermont and LLC, “Ninety Nine”), and each of William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. Pursuant to the Merger Agreement, the Company will acquire 99 West through the merger of Merger Sub with and into 99 West.

     Under the terms of the Agreements, the Company will acquire Ninety Nine for $120 million in cash and approximately 2.35 million shares of the Company’s common stock, plus the assumption of certain liabilities of Ninety Nine. The actual purchase price for Ninety Nine is subject to adjustments based upon Ninety Nine’s net worth as of the closing date. Of the stock portion, approximately 941,000 shares will be delivered at closing, approximately 408,000 shares will be delivered on the first anniversary of the closing, approximately 408,000 shares will be delivered on the second anniversary of the closing, approximately 408,000 shares will be delivered on the third anniversary of the closing, approximately 94,000 shares will be delivered on the fourth anniversary of the closing and approximately 94,000 shares will be delivered on the fifth anniversary of the closing. The acquisition is subject to usual and customary closing conditions and is expected to close in the first quarter of 2003.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreements attached hereto as Exhibits 2.1 and 2.2 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits:

2.1      Asset Purchase Agreement by and among O’Charley’s Inc., 99 Boston, Inc., 99 Boston of Vermont, Inc., Doe Family II, LLC, and each of William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to

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this agreement are omitted, but will be provided supplementally to the Commission upon request.)

2.2      Merger Agreement by and among O’Charley’s Inc., Volunteer Acquisition Corporation, 99 West, Inc., and each of William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

99.1     Press Release, dated October 28, 2002

99.2     Press Release, dated October 28, 2002

Item 9. Regulation FD Disclosure

     On October 28, 2002, the Company issued a press release announcing its agreement to acquire Ninety Nine. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     On October 28, 2002, the Company also issued a press release reporting its third quarter and year to date results of operations. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’CHARLEY’S INC.

By:	/s/ A. Chad Fitzhugh Name: A. Chad Fitzhugh Title: Chief Financial Officer, Secretary and Treasurer

Date: November 1, 2002

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EXHIBITS

2.1      Asset Purchase Agreement by and among O’Charley’s Inc., 99 Boston, Inc., 99 Boston of Vermont, Inc., Doe Family II, LLC, and each of William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

2.2      Merger Agreement by and among O’Charley’s Inc., Volunteer Acquisition Corporation, 99 West, Inc., and each of William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

99.1     Press Release, dated October 28, 2002

99.2     Press Release, dated October 28, 2002

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